Dated 6 October **2022**

UMB BANK, N.A., not in its individual capacity but solely in its capacity as owner trustee of the MSN 38470 Trust

as Lessor

and

LATAM AIRLINES GROUP S.A.

as Lessee

OPERATING LEASE AGREEMENT

ONE (1) BOEING 787-9 AIRCRAFT WITH MANUFACTURER SERIAL NUMBER 38470

SIGNATURE PAGE – OPERATING LEASE AGREEMENT – MSN 38470

SIGNED for and on behalf of

LATAM Airlines Group S.A.

By: DocuSigned by: [signature] 083BFDB9CC3943C...

Name: Sebastian Acuto

Title: VP Engineering & Maintenance

By: DocuSigned by: Andres Del Valle DD6A84F1314144C...

Name: Andres Del Valle

Title: Director Senior Finanzas Corporativa

SIGNATURE PAGE – OPERATING LEASE AGREEMENT – MSN 38470

SIGNED for and on behalf of

UMB Bank, N.A., in its capacity as owner trustee of the MSN 38470 Trust

By: ____________________________

Name: Dustin Green

Title: Vice President

Dated 6 October **2022**

UMB BANK, N.A., not in its individual capacity but solely

in its capacity as owner trustee of the MSN 38481 Trust

as Lessor

and

LATAM AIRLINES GROUP S.A.

as Lessee

OPERATING LEASE AGREEMENT

ONE (1) BOEING 787-9 AIRCRAFT WITH

MANUFACTURER SERIAL NUMBER 38481

SIGNATURE PAGE – OPERATING LEASE AGREEMENT – MSN 38481

SIGNED for and on behalf of

LATAM Airlines Group S.A.

By: DocuSigned by: [signature] 083BFDB9CC3943C...

Name: Sebastian Acuto

Title: VP Engineering & Maintenance

By: DocuSigned by: Andres Del Valle DD6A84F1314144C...

Name: Andres Del Valle

Title: Director Senior Finanzas Corporativa

SIGNATURE PAGE – OPERATING LEASE AGREEMENT – MSN 38481

SIGNED for and on behalf of

UMB Bank, N.A., in its capacity as owner trustee of the MSN 38481 Trust

By: ________________________

Name: Dustin Green

Title: Vice President